Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mutual of America Investment Corporation:

We consent to the use of our report dated April 28, 2020, with respect to the financial statements of Mutual of America Investment Corporation, comprising the Equity Index Fund, All America Fund, Small Cap Value Fund, Small Cap Growth Fund, Small Cap Equity Index Fund, Mid Cap Value Fund, Mid-Cap Equity Index Fund, International Fund, Composite Fund, Retirement Income Fund, 2010 Retirement Fund, 2015 Retirement Fund, 2020 Retirement Fund, 2025 Retirement Fund, 2030 Retirement Fund, 2035 Retirement Fund, 2040 Retirement Fund, 2045 Retirement Fund, 2050 Retirement Fund, 2055 Retirement Fund, 2060 Retirement Fund, Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Mid-Term Bond Fund and Bond Fund (collectively, the “Funds”), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 28, 2020